Exhibit 99
Progressive Completes Acquisition of Protective Insurance

MAYFIELD VILLAGE, Ohio, June 1, 2021 – The Progressive Corporation (NYSE: PGR) today announced that it has successfully completed the acquisition of Protective Insurance Corporation (NASDAQ: PTVCA and PTVCB). Under the terms of the merger agreement, holders of Class A and Class B common shares of Protective will receive $23.30 per share in cash, without interest, for a total transaction value of approximately $338 million. The acquisition was previously announced on February 16, 2021.

“We’re pleased the transaction has closed and especially want to acknowledge the talented Protective employees who have built a strong foundation and created momentum in their markets to set us all up for success,” said Karen Bailo, Progressive’s Commercial Lines President. “We look forward to joining as one team and profitably growing the business together. For now, we’ll all remain focused on providing our customers, partners and clients with the exceptional service they expect and deserve, as we work towards making decisions on how to best integrate and operate our businesses to provide greater opportunities for growth.”

“With the closing of the merger with Progressive now complete, we look forward to starting our new chapter as part of the Progressive team,” said Jeremy Edgecliffe-Johnson, Protective’s Chief Executive Officer. “This presents an exciting opportunity for our customers, our employees and our partners as we look to grow in the markets we serve, while remaining true to what has made us successful - responsive products, excellence in claims, specialized loss prevention and an extraordinary focus on customer service. We have a long history of creating exceptional value to the motor carrier industry and are committed to become even more valuable as we move forward.”

About Progressive

The Progressive Group of Insurance Companies makes it easy to understand, buy and use auto insurance. Progressive offers choices so consumers can reach us whenever, wherever and however it’s most convenient - online at progressive.com, by phone at 1-800-PROGRESSIVE, on a mobile device or in-person with a local agent.

Progressive provides insurance for personal and commercial autos and trucks, motorcycles, boats, recreational vehicles, and homes; it is the third largest auto insurer in the country, a leading seller of motorcycle and commercial auto insurance, and one of the top 15 homeowners insurance carriers.

Founded in 1937, Progressive continues its long history of offering shopping tools and services that save customers time and money, like Name Your Price®, Snapshot®, and HomeQuote Explorer®.

The Common Shares of The Progressive Corporation, the Mayfield Village, Ohio-based holding company, trade publicly at NYSE:PGR.

About Protective Insurance

Based in Carmel, Indiana, Protective Insurance Corporation and its subsidiaries - including Protective Insurance Company, Sagamore Insurance Company and Protective Specialty Insurance Company - provide transportation and logistics companies with customized insurance products, exceptional claims experiences, and access to training, consulting, and technology to improve safety and manage risk. As a steadfast member of the transportation insurance community since 1930, we share our experience to protect people and support safer roads.

Forward-Looking Statements

Statements in this press release which are not historic facts are forward-looking statements under the provisions of the Private Securities Litigation Reform Act of 1995. All statements in this material not dealing with historical results are forward-looking and are based on estimates, assumptions and projections, and Progressive may make related oral forward-looking statements on or following the date hereof. Some of these forward-looking statements are identified with words like "believe," "may," "will," "should," "expect," "intend," "plan," "project," "predict," "anticipate," "estimate" or "continue" and other words and terms of similar meaning. All forward-looking statements involve risks and uncertainties which could affect Progressive’s and Protective’s actual results and could cause their actual results or the benefits of the transaction to differ materially from those expressed in any forward-looking statements made by, or on behalf of Progressive or Protective. These risks and uncertainties include, but are not limited to, the effect of the transaction on Progressive’s and Protective’s relationships with clients, operating results and business generally; risks that integration of Protective may divert management’s attention from ongoing business operations; unexpected costs, charges or expenses resulting from the transaction or integration activities; and the effects of the COVID-19 pandemic and associated government actions on Protective’s operations and financial performance, as well as Protective’s and Progressive’s management’s response to any of the aforementioned factors. Except as required by law, Progressive undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Progressive Investor Contact:	Progressive Media Contact:
Douglas S. Constantine	Jeff E. Sibel
(440) 910-3563	(440) 395-0803
Investor_relations@progressive.com	Jeff_E_Sibel@progressive.com